Exhibit (14)(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to references to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-14 of Goldman Sachs Rising Dividend Growth Fund.
PricewaterhouseCoopers LLP
Boston, MA
December 12, 2011